As filed with the Securities and Exchange Commission on July 28, 2005
Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alon USA Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911	74-2966572
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(972) 367-3600
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Jeff D. Morris
Alon USA Energy, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(972) 367-3600
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a copy to:

Mark E. Betzen	Kris F. Heinzelman
Jones Day	Cravath, Swaine & Moore LLP
2727 North Harwood Street	Worldwide Plaza
Dallas, Texas 75201-1515	825 Eighth Avenue
Telephone: (214) 220-3939	New York, New York 10019-7475
Facsimile: (214) 969-5100	Telephone: (212) 474-1000
Facsimile: (212) 474-3700

     Approximate date of commencement of proposed sale to the public: As soon as practicably after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-124797
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price Per	Aggregate Offering	Registration
Title of Securities to be Registered	Registered	Share	Price(1)	Statement Fee(2)
Common Stock, par value $0.01 per share	1,955,000	$16.00	$31,280,000	$3,682

(1) Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2) The 1,955,000 shares of common stock being registered in this Registration Statement are in addition to the 9,775,000 shares of common stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-124797). A registration fee was previously paid in connection with the registration of such shares.
This registration statement will become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE
     We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-124797), originally filed by us on May 11, 2005, as amended, and is being filed for the sole purpose of increasing the number of shares of our common stock, par value $0.01 per share, to be registered by 1,955,000 shares. The information set forth in the registration statement on Form S-1 filed by us with the Securities and Exchange Commission (File No. 333-124797) is incorporated by reference herein.
     Alon USA Energy, Inc. hereby certifies that it has instructed its bank to transmit to the Securities and Exchange Commission a wire transfer from Alon USA Energy, Inc.’s account to the Securities and Exchange Commission’s account at Mellon Bank as soon as practicable but no later than the close of business on July 28, 2005 and that it will not revoke such instruction.
     The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.

Number	Exhibit Title

5.1	Opinion of Jones Day.

23.1	Consent of KPMG LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Powers of Attorney.*
___________
*Previously filed with the Commission in connection with the Registration Statement on Form S-1 (File No. 333-124797) filed on May 11, 2005 and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 27, 2005.

ALON USA ENERGY, INC.
By:	/s/ Jeff D. Morris
Jeff D. Morris Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeff D. Morris	President, Chief Executive Officer and Director (Principal Executive Officer)	July 27, 2005
Jeff D. Morris

*	Chief Financial Officer (Principal Financial and Accounting Officer)	July 27, 2005
Shai Even

*	Executive Chairman of the Board of Directors	July 27, 2005
David Wiessman

*	Director	July 27, 2005
Avraham Meron

*	Director	July 27, 2005
Boaz Biran

*	Director	July 27, 2005
Ron W. Haddock

*	Director	July 27, 2005
Pinchas Cohen

*	Director	July 27, 2005
Itzhak Bader

*	Director	July 27, 2005
Yeshayahu Pery
     *The undersigned, by signing his name hereto, signs and executes this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed as an exhibit hereto.

By:	/s/ Jeff D. Morris
Jeff D. Morris
Attorney-in-Fact

EXHIBIT INDEX

Number	Exhibit Title

5.1	Opinion of Jones Day.

23.1	Consent of KPMG LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Powers of Attorney.*

*	Previously filed with the Commission in connection with the Registration Statement on Form S-1 (File No. 333-124797) filed on May 11, 2005 and incorporated herein by reference.